                                                                  EXHIBIT 10-19
                                                                  -------------














                                 DEB SHOPS INC.
                             PREMIUM CONVERSION PLAN

                          Effective Date: April 1, 1993

                                     PURPOSE

The Deb Shops Inc. Premium Conversion Plan ("Plan") is adopted by Deb Shops Inc. effective April 1, 1993. The purpose of the Plan is to allow Employees of Deb Shops Inc. and other Participating Employers, to choose between cash compensation and health care coverage under medical plans(s) sponsored by Deb Shops Inc. Deb Shops Inc. intends that the Plan qualify as a "cafeteria plan" under section 125 of the Internal Revenue Code of 1986, as amended, and that the Benefit Program that an Employee elects to receive under the Plan be eligible for exclusion from the Employee's income for federal income tax purposes.

Although this Plan has been reduced to writing in order to comply with section 125 of the Code, the Plan shall also serve as an amendment to each of the health plans described in Schedule A affected by its provisions in order to permit the benefits of this Plan to be fully implemented.

                               TABLE OF CONTENTS

         Section                                                                      Page
  1                   DEFINITIONS...................................................     1

  2                   PARTICIPATION IN THE PLAN.....................................     3

           2.1              Commencement of Participation...........................     3
           2.2              Procedure for and Effect of Participation...............     3
           2.3              Cessation of Participation..............................     3
           2.4              Recommencement of Participation.........................     3

  3                   BENEFITS......................................................     4

           3.1              Benefit Credits.........................................     4
           3.2              Election of Benefits....................................     4
           3.3              Provision of Benefits...................................     4
           3.4              Employee Contributions..................................     4
           3.5              Revocation and Modification of Benefit Election.........     5
           3.6              Nondiscrimination.......................................     5
           3.7              Insurance Contracts.....................................     5
           3.8              Premium Expense.........................................     5

  4                   PLAN ADMINISTRATOR............................................     6

           4.1              Plan Administrator......................................     6
           4.2              Named Fiduciary.........................................     6
           4.3              Rules of Administration.................................     6
           4.4              Services to the Plan....................................     6
           4.5              Funding Policy..........................................     6
           4.6              Claims Procedure........................................     6
           4.7              Nondiscriminatory Operation.............................     7

  5                   EMPLOYEE CONTRIBUTIONS........................................     8
           5.1              Funding.................................................     8
           5.2              Execution of Agreements.................................     8
           5.3              Amount of Compensation Reduction........................     8
           5.4              Crediting of Compensation Reduction Amounts.............     8

  7                   CONTINUATION OF COVERAGE......................................     9
           7.1              In General..............................................     9
           7.2              Continuation of Coverage................................     9
           7.3              Type of Coverage........................................     9
           7.4              Coverage Period.........................................     9
           7.5              Contribution............................................    10
           7.6              Notification by Qualified Beneficiary...................    11

                               TABLE OF CONTENTS

         Section                                                                      Page
           7.7               Notification to Qualified Beneficiary..................    11
           7.8               Definitions............................................    11

 8                     MISCELLANEOUS................................................    13

           8.1               Amendment and Termination..............................    13
           8.2               Effect of Plan on Employment...........................    13
           8.3               Alienation of Benefits.................................    13
           8.4               Facility of Payment....................................    13
           8.5               Proof of Claim.........................................    13
           8.6               Status of Benefits.....................................    13
           8.7               Applicable Law.........................................    13
           8.8               Source of Benefits.....................................    13
           8.9               No Reversion to Employer...............................    14
           8.10              Severability...........................................    14
           8.11              Heirs and Assigns......................................    14
           8.12              Headings and Captions..................................    14
           8.13              Information to be Furnished............................    14

                                    SECTION 1

                                   DEFINITIONS

The words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context, and pronouns shall be interpreted so that the masculine pronoun shall include the feminine and the singular shall include the plural.

1.1 "Adoption Agreement" means the written agreement by which an Affiliated Company adopts this Plan.

1.2    "Affiliated Company" means:

       A. any corporation which is a member of a controlled group of corporations with the Employer within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and
            (e)(3)(C);

       B. all trades or businesses under common control with the Employer within the meaning of section 414(c) of the Code;

       C. all trades or businesses which are included with the Employer in an affiliated service group within the meaning of section 414(m) of the Code; or

       D. any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

1.3 "Beneficiary" means the person, persons or trust designated by written revocable designation filed with the Plan Administrator by the Participant to receive payments under this Plan, including the Participant and any dependents of a Participant.

1.4    "Benefit Credits" means the amount set aside for a Benefit Program under
       Section 3.1 and credited to the Participant's Premium Conversion Account.

1.5 "Benefit Program" means a health care coverage option, available from time to time under the Plan, as set forth in Schedule A hereto.

1.6 "Code" means the Internal Revenue Code of 1986 as amended, and the same as may be amended from time to time.

1.7    "Committee" means the ESP Committee established by the Employer.

1.8 "Compensation Reduction Agreement" means a voluntary agreement whereby an Employee agrees to reduce his compensation for the forthcoming Plan Year (or, if the agreement becomes effective after the beginning of the Plan Year, for the balance of the Plan Year) for purposes of obtaining the Benefit Program offered by the Plan.

1.9    "Effective Date" means April 1, 1993.

1.10 "Eligible Employees" means any Employee who is regularly scheduled to work 30 or more hours per week for a Participating Employer.

1.11 "Employee" means any person who is engaged in the conduct of the business of a Participating Employer, excluding independent contractors.

1.12 "Employer" means Deb Shops Inc. and any other business organization which succeeds to its business and elects to continue this Plan.

1.13 "Enrollment Period" means the calendar month preceding the beginning of any Plan Year.

1.14 "Entry Date" means for salaried employees, Assistant Managers, and union employees the first day of the month coinciding with or following 90 days of continuous employment as an Eligible Employee. For all other employees the Entry Date is the first day of the month coinciding with or following 180 days of continuous employment as an Eligible Employee.

1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, and the same as may be amended from time to time.

1.16   "Highly Compensated Employee" means any Employee defined as such in section 414(q) of the Code.

1.17 "Key Employee" means any Employee defined as such in section 416(i)(l) of the Code.

1.18 "Participant" means any Eligible Employee who has met the conditions for participation set forth in Section 2 and Section 1.10 above.

1.19 "Participating Employer" means Deb Shops Inc. and any Affiliated Company which adopts this Plan with the consent of the Board. As of the Effective Date, the Employer is the only Participating Employer.

1.20 "Plan" means the Deb Shops Inc. Premium Conversion Plan which is described herein and in any applicable Adoption Agreement, and which is intended to constitute a separate, written Plan for the exclusive benefit of Eligible Employees.

1.21   "Plan Sponsor" means Deb Shops Inc.

1.22 "Plan Year" means each twelve-month period commencing April 1 and ending on the subsequent March 31.

1.23 "Premium Conversion Account" means the account established in each Participant's name as provided under Section 3.1 and which is used to record the allocation of Benefit Credits for the expenditure of the Benefit Program elected by a Participant.

1.24 "Premium Expense" means the expense identified with the Benefit Program elected by a Participant in accordance with Section 3.2.

                                    SECTION 2

                            PARTICIPATION IN THE PLAN

2.1 Commencement of Participation. Each Eligible Employee may elect to participate in the Plan as of the relevant Entry Date as set forth in
       Section 1.14.

2.2 Procedure for and Effect of Participation. An Eligible Employee may become a Participant in the Plan by executing a Compensation Reduction Agreement under which the Employee agrees to reduce his Compensation for the forthcoming Plan Year (or, if such Compensation Reduction Agreement becomes effective after the beginning of the Plan Year, for the balance of the Plan Year). The Compensation Reduction Agreement shall be governed by Section 5 hereof. By becoming a Participant, each individual shall for all purposes be deemed conclusively to have consented to the provisions of the Plan and all amendments thereto.

2.3 Cessation of Participation. A Participant will cease to be a Participant as of the earliest of:

       A.   the date on which the Plan terminates;

       B.   the date on which he ceases to be an Eligible Employee;

       C. the date on which he revokes his election and elects not to participate in a Benefit Program, on account of and consistent with a change in family status in accordance with Section 3.5; or

       D.   the date on which he fails to make a contribution in accordance with
            Section 3.4.

       Notwithstanding the foregoing, a former Eligible Employee who is absent by reason of sickness, disability, or other authorized leave of absence may continue as a Participant for so long as such authorized absence continues in accordance with such rules and regulations as the Participating Employer may direct.

2.4 Recommencement of Participation. A former active Participant who revokes his election at the time of his termination and is rehired may recommence participation in the Plan upon resatisfying the eligibility requirements, disregarding his prior employment. However, any former active Participant shall be prohibited from making any change from his prior election in the Plan Year for which his revocation of election was effective, except as provided in Section 3.5.

                                    SECTION 3

                                    BENEFITS

3.1    Benefit Credits. Upon proper election by a Participant in accordance with
       Section 3.2 herein, there shall be credited to each Participant's Premium Conversion Account any Benefit Credits that correspond to the Participant's Compensation Reduction Agreement determined in accordance with Section 5 hereof. Such Benefit Credits shall not exceed the Premium Expense of the Benefit Program elected, set forth in Schedule A attached hereto, as it may be revised by the Employer from time to time. The Participant's Benefit Credits shall be credited as and when such sum is redirected from the Participant's compensation pursuant to the Compensation Reduction Agreement then in effect. The Benefit Credits shall be used to pay all or part of the Premium Expense of the Benefit Program that the Participant has designated pursuant to Section 3.2. The Premium Expense paid on behalf of any Participant shall be a charge to the balance of his Premium Conversion Account.

3.2 Election of Benefits. Each Eligible Employee shall submit to the Employer, before the close of the Enrollment Period for each Plan Year, a written statement identifying the Benefit Program to be provided by the Employer to or on behalf of the Eligible Employee. Each election under this Section 3.2 may be modified by the Employer to the extent required to enable the Plan, and payments hereunder, to satisfy the requirements of section 125 of the Code. If an Eligible Employee separates from service with a Participating Employer during a period in which he is covered under a Benefit Program, the Employer may terminate the remaining portion of Benefit Program coverage provided by the Plan. If an Eligible Employee fails to submit a written statement identifying the Benefit Program to be provided by the Employer, Section 5.2 will apply.

3.3 Provision of Benefits. The Participating Employer shall provide the Benefit Program the Participant has elected under the Plan. The benefits provided thereunder shall be subject further to the provisions of any plan, contract, or other arrangement setting forth the further terms and conditions of the Benefit Program, and the terms of each Participating Employer's plan, contract or other arrangement, under which benefits provided are incorporated by reference in this Plan.

3.4 Employee Contributions. If a Participant does not have sufficient Benefit Credits to pay for the Benefit Program elected, the Participating Employer is authorized to withhold the additional amounts from a Participant's pay on a post-tax basis to the extent required for said Benefit Program.

       Participants are required to increase or decrease their payments under the terms of the Plan and as required by the Plan Administrator, if there is an increase or decrease in the premium payments required by an independent, third party provider in order to maintain a Benefit Program.

       Notwithstanding the foregoing, a Benefit Program shall cease to be provided to a Participant if said Participant fails to make a contribution required under the terms of the Plan.

3.5 Revocation and Modification of Benefit Election. Once an Eligible Employee has elected Benefits under the Plan and the Plan Year has begun, he may not modify or revoke his election of Benefits, except on account of, and consistent with, a change in family status such as marriage, divorce, or death of a spouse or child, birth or adoption of a child, or a significant change in the health coverage of a Participant or his spouse attributable to his spouse's employment.

       Before the Plan Year has begun, a Participant may modify or revoke his designation of Benefits to the extent that the Employer may provide. Any new election under this Section 3.5 shall be effective at such time as the Employer shall prescribe, but not later than the first pay period beginning after the modified election form is completed and returned to the Employer.

       Notwithstanding the preceding paragraph, a Participant may modify his election to a Benefit Program which provides benefits through the Participating Employer's health plan or an HMO option sponsored by a Participating Employer other than during this Plan's Enrollment Period, if such an election is due either to the relocation of the Participant outside of the HMO's service area, or the HMO's cessation of service due to its insolvency.

       If an election results in a changed Premium Expense, then such change may be reflected in that Participant's Compensation Reduction Agreement under this Plan. The Participant must complete and submit to the Plan Administrator a new Compensation Reduction Agreement reflecting his revised election within 31 days of the election in order for the changed Premium Expense to take effect under this Plan.

3.6 Nondiscrimination. Contributions and benefits under the Plan shall not discriminate in favor of Highly Compensated Employees; nor shall the aggregate cost of the Benefit Programs provided to Key Employees exceed 25% of the aggregate of such cost for the Benefit Programs provided to all Employees under the Plan. The Employer may limit or deny any Employee's Compensation Reduction Agreement to the extent necessary to avoid any such discrimination.

3.7 Insurance Contracts. Any dividends or retroactive rates or other refunds which may become payable under any insurance, health care service contracts or Benefit Programs due to actuarial error in rate calculation shall be the exclusive property of and shall be retained by a Participating Employer.

3.8 Premium Expense. The Premium Expense of each Benefit Program shall be determined in a uniform manner by the Participating Employer subject to approval by the Employer. Such premium expenses are subject to change at the discretion of the Employer for any future Plan Year for current Participants, and at any time for new Participants.

                                    SECTION 4

                               PLAN ADMINISTRATOR

4.1 Plan Administrator. The Employer shall be the Plan Administrator for purposes of ERISA.

4.2 Named Fiduciary. The Employer shall be the named fiduciary responsible for administration of the Plan. The Employer may, however, delegate any of its powers or duties under the Plan in writing to any person or entity. The delegate shall become the fiduciary for only that part of the administration which has been delegated by the Employer and any references to the Employer shall instead apply to the delegate.

       However, if the Employer assigns any of the Employer's responsibility to an Employee, it will not be considered a delegation of Employer responsibility but rather how the Employer internally has assigned responsibility.

4.3 Rules of Administration. The Plan Administrator shall adopt such rules for administration of the Plan as it considers desirable, provided they do not conflict with the Plan; and may construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive. Records of administration of the Plan shall be kept by the Plan Administrator, and Participants and their Beneficiaries may examine records pertaining directly to themselves.

4.4 Services to the Plan. The Plan Administrator may contract for legal, actuarial, investment advisory, medical accounting, clerical and other services to carry out the Plan. The costs of such services and other administrative expenses shall be paid by the Employer, unless paid by the Plan.

4.5 Funding Policy. The Plan Administrator shall annually review and determine the funding policy of the Plan, with the advice of such experts as the Plan Administrator deems appropriate.

4.6    Claims Procedure.

       A. To receive benefits under the Plan, a Participant must submit a written claim for benefits to the Plan Administrator. For purposes of the claims procedure, the Employer has assigned the Office Manager of Deb Shops Inc. to be the Plan Administrator.

            The Plan Administrator will review the claim and will advise the Participant of any Benefit to which he is entitled. If a Participant believes he has not been reimbursed in accordance with the Plan or has not been advised of his Benefits, he may submit a written request to the Plan Administrator to provide either an explanation of how Benefits are reimbursed or further information of his Benefits. The Plan Administrator must respond to such a request within a reasonable time.

            Additionally, the Plan Administrator will provide to every claimant, who is denied a claim for Benefits, a written notice stating in a format determined to be understood by the claimant:

            (i)     the specific reason or reasons for the denial;

           (ii) specific reference to pertinent Plan provisions on which the denial is based;

          (iii) a description of any additional material or information necessary for the claimant to perfect the claim; and

           (iv) an explanation of the claim review procedure set forth in paragraph B., below.

       B. Within 60 days of receipt by a claimant of a notice denying a claim under paragraph A., the claimant or his duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator, or by an appeals committee appointed by the Employer for that purpose ("Committee"). The Plan Administrator may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator or Committee shall make a decision promptly, and not later than 60 days after the Plan Administrator's receipt of a request for review, unless special circumstances (such as the need to hold a hearing, if the Committee deems one necessary) require an extension of time for processing. In that case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

4.7 Nondiscriminatory Operation. All rules, decisions and designations by the Employer and the Plan Administrator or Committee under the Plan shall be made in a nondiscriminatory manner, and persons similarly situated shall be treated alike.

                                    SECTION 5

                             EMPLOYEE CONTRIBUTIONS

5.1 Funding. The benefits provided herein shall be paid by the Plan Administrator; provided, however, that the payments under the Plan shall be limited to those amounts by which Participant designates to reduce his compensation pursuant to his Compensation Reduction Agreement.

5.2 Execution of Agreements. All Compensation Reduction Agreements entered into by Participants in the Plan shall be executed before the close of the Enrollment Period for the Plan Year for which such Compensation Reduction Agreements will be effective or, in the case of Participants who were not eligible to participate in the Plan at the beginning of the Plan Year, before the first day of the pay period after the date on which they become eligible to participate in the Plan. Each Compensation Reduction Agreement shall remain effective throughout the Plan Year unless revoked or suspended by reason of any Participant's ceasing to be an Eligible Employee or by reason of a family status change pursuant to
       Section 3.5. Any Participant who fails to execute an appropriate Compensation Reduction Agreement during the Enrollment Period shall be deemed to have maintained his prior year's election. Any newly Eligible Employee who fails to execute an appropriate Compensation Reduction Agreement at the time of commencement of participation in the Plan shall be deemed to have elected cash compensation to the extent permissible.

5.3 Amount of Compensation Reduction. The compensation reduction amount shall be specified by the Participant in the Compensation Reduction Agreement. The compensation reduction amount shall be designated on a per pay basis. In no event shall the designated compensation reduction exceed the Premium Expense of the benefit selected by the Participant pursuant to
       Section 3.2 hereof.

5.4 Crediting of Compensation Reduction Amounts. All compensation reduction amounts shall be applied to reduce the Participant's compensation for each pay period in as nearly equal amounts as the Employer deems practicable, except as the Employer shall otherwise determine. The compensation reduction amount shall be credited to the Participant's Benefit Credits as of the end of the pay period to which such amount is attributable; provided, however, that no person's compensation for any pay period shall be reduced by reason of a Compensation Reduction Agreement, nor shall any Benefit Credits be credited by reason of such agreement, if such person is not an Eligible Employee or Participant on the date as of which such compensation is otherwise payable.

                                    SECTION 6

                            CONTINUATION OF COVERAGE

6.1 In General. The following provisions shall apply to Benefits provided to Eligible Employees and their Dependents under the Plan, but only to the extent that the Benefits selected pertain to health care and medical coverage. This coverage shall be continued pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L. 99-272) Title X (COBRA).

6.2 Continuation of Coverage. Subject to Section 6.1 above, a Qualified Beneficiary who would lose coverage under this Plan as a result of a Qualifying Event is entitled to elect continuation coverage within the election period under this Plan. Coverage under this provision is on a contributory basis. No evidence of good health will be required.

       Except as otherwise specified in an election, any election by a Qualified Beneficiary who is a covered Employee or spouse of the covered Employee will be deemed to include an election for continuation coverage under this provision on behalf of any other Qualified Beneficiary who would lose coverage by reason of a Qualifying Event.

       If this Plan provides a choice among the types of coverage under this Plan, each Qualified Beneficiary is entitled to make a separate selection among such types of coverage (i.e. single, family, etc.).

6.3 Type of Coverage. Continuation coverage under this provision is coverage which is identical to:

       A. the coverage provided under this Plan to similarly situated Beneficiaries with respect to whom a Qualifying Event has not occurred as of the time coverage is being provided; and

       B. who have elected the same coverage as was elected by the Qualified Beneficiary.

       If coverage under this Plan is modified for any group of similarly situated Beneficiaries, the coverage shall also be modified in the same manner for all Qualified Beneficiaries under this Plan in connection with such group.

6.4 Coverage Period. The coverage under this provision will extend for at least the period beginning on the date of a qualifying event and ending not earlier than the earliest of the following:

       A. in the case of a terminated Employee (except for gross misconduct) or a covered Employee whose hours have been reduced, except as provided in B. and C. below, and his covered Dependents, the date which is 18 months after the Qualifying Event;

       B. in the case of a Qualified Beneficiary disabled at the time of the covered Employee's termination (except for gross misconduct) the date which is 29 months after the Qualifying Event, provided the Qualified Beneficiary provides the Plan Administrator with notice of

            Social Security disability determination within 60 days of the disability determination and within 18 months of the Qualifying Event;

       C. in the case of a Qualifying Event which occurs during the 18 months after the date that a covered Employee is terminated (except for gross misconduct) or the date that a covered Employee's hours are reduced, for the covered Dependents, the date which is 36 months after the date that a covered Employee is terminated (except for gross misconduct), or the date that a covered Employee's hours are reduced;

       D. in the case of a termination (except for gross misconduct) or reduction in hours of a covered Employee and that Employee's subsequent entitlement to Medicare while continuation coverage is in force, for the covered dependents, the date which is 36 months from the date of the initial Qualifying Event;

       E. in the case of any Qualifying Event except as described in A., B. and C. above, the date which is 36 months after the date of the qualifying event;

       F. the date on which the Employer ceases to provide any group health plan coverage to any Employee;

       G. the date on which the Qualified Beneficiary fails to make timely payment of the required contribution pursuant to this provision;

       H. the date on which the Qualified Beneficiary first becomes, after the date of the election, covered under any other group health plan as an Employee or Dependent, or otherwise becomes entitled to benefits under Title XVIII of the Social Security Act (Medicare). However, if the other group health plan has a preexisting condition limitation, coverage under the Plan will not cease while such preexisting condition limitation under the other group plan remains in effect. In no instance will coverage continue beyond the coverage period set forth in this Section 6.4.

6.5    Contribution.

       A. A Qualified Beneficiary shall only be entitled to continuation coverage provided such Qualified Beneficiary pays the applicable premium required by Employer in full and in advance, except as provided in B. below. Such premium shall not exceed the requirements of applicable federal law. A Qualified Beneficiary may elect to pay such premium in monthly installments.

       B. Except as provided in C. below, the payment of any premium shall be considered to be timely if made within 30 days after the date due, or within such longer period of time as applies to or under this Plan.

       C. Notwithstanding A. and B. above if an election is made after a Qualifying Event during the election period, this Plan will permit payment of the required premium for continuation coverage during the period preceding the election to be made within 45 days of the date of the election and will require payment no later than the 46th day from the date of the election.

6.6 Notification by Qualified Beneficiary. Each covered Employee or Qualified Beneficiary must notify the Plan Administrator of the occurrence of a divorce or legal separation of the covered Employee from such covered Employee's spouse, and/or the covered Employee's dependent child ceasing to be a Dependent child under the terms of this Plan within 60 days after the date of such occurrence. This 60-day time limit shall only apply to those occurrences as described in this paragraph which occur after the date of the enactment of the Tax Reform Act of 1986.

6.7    Notification to Qualified Beneficiary.

       A. The Plan Administrator shall provide written notice to each covered Employee and spouse of such covered Employee of his right to continuation coverage under this provision as required by federal law.

       B. The Plan Administrator shall notify any Qualified Beneficiary of the right to elect continuation coverage under this provision as required by federal law. If the Qualifying Event is the divorce or legal separation of the covered Employee from the covered Employee's spouse or a dependent child ceasing to be a Dependent child under the terms of this Plan, the Plan Administrator shall only be required to notify a Qualified Beneficiary of his right to elect continuation coverage if the covered Employee or the Qualified Beneficiary notifies the Plan Administrator of such Qualifying Event occurring after the date of the enactment of the Tax Reform Act of 1986 within 60 days after the date of such Qualifying Event.

       C. Notification of the requirements of this provision to the spouse of a covered Employee shall be treated as notification to all other Qualified Beneficiaries residing with such spouse at the time notification is made.

6.8 Definitions. The terms used in the text of this Section 6 are defined as follows:

       A. "Dependents" means an individual who meets the definition of dependent under the Participating Employer health plan covering the Qualified Beneficiary.

            No person shall be considered a Dependent of more than one Employee.

            If both an Employee and an Employee's spouse are employed by Employer dependent children may be covered by either spouse, but not by both.

       B. "Election Period" means the 60-day period during which a Qualified Beneficiary who would lose coverage as a result of a Qualifying Event may elect continuation coverage. This 60-day period begins not later than the date of termination of coverage as a result of a Qualifying Event and ends not earlier than 60 days after the later of such date of termination of coverage or the receipt of notice of the right to elect continuation coverage under this Plan.

       C. "Medicare" means the Health Insurance for the Aged and Disabled Act, Title XVIII of Public Law 89-97, Social Security, as amended.

       D. "Qualified Beneficiary" means an individual who, on the day before the Qualifying Event for a covered Employee, is a Beneficiary under this Plan as the spouse or Dependent child of the covered Employee. In the case of the termination of a covered Employee (except by reason of such covered Employee's gross misconduct) or the reduction in hours of the covered Employee's employment, the term Qualified Beneficiary includes the covered Employee.

            Exception - the term Qualified Beneficiary does not include an individual whose status as a covered Employee is attributable to a period in which such individual is a nonresident alien who received no earned income from the employer which constituted income from sources within the United States (within the meaning of Code section 911(d)(2) and section 861(a)(3)). If an individual is not a Qualified Beneficiary pursuant to this paragraph, a spouse or Dependent child of such individual shall not be considered a Qualified Beneficiary by virtue of the relationship to such individual.

       E. "Qualifying Event" means with respect to a covered Employee, any of the following events which, but for the continuation coverage under this provision, would result in the loss of coverage of a Qualified
            Beneficiary:

            (i)     the death of the covered Employee;

           (ii) the termination (except by reason of such covered Employee's gross misconduct) or reduction in hours of the covered Employee's employment;

          (iii) the divorce or legal separation of the covered Employee from such covered Employee's spouse;

           (iv) the entitlement to benefits of the covered Employee under Title XVIII of the Social Security Act (Medicare);

            (v) a dependent child ceasing to be a Dependent child under the terms of this Plan;

           (vi) the Employer's filing for Chapter 11 reorganization as it would affect retiree coverage.

       F. "University/College" means an accredited institution listed in the current publication of accredited institutions of higher education.

                                    SECTION 7

                                  MISCELLANEOUS

7.1 Amendment and Termination. The Employer may amend or terminate this Plan at any time by action of the Committee. The Employer may amend this Plan retroactively to enable the Plan to qualify as a cafeteria plan under section 125 of the Code. No amendment shall deprive any Participant or Beneficiary of any benefit to which he or she is entitled under this Plan with respect to contributions previously made; and no amendment shall provide for the use of funds or assets other than for the benefit of Employees and their Beneficiaries, except as may be specifically authorized by statute or regulation.

7.2 Effect of Plan on Employment. The Plan shall not be deemed to constitute a contract of employment between the Participating Employer and any Participant or to be consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Participating Employer or to interfere with the right of the Participating Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge will have upon him or her as a Participant of this Plan.

7.3 Alienation of Benefits. No benefit under this Plan may be voluntarily or involuntarily assigned or alienated.

7.4 Facility of Payment. If the Employer deems any person incapable of receiving benefits to which he is entitled by reason of not having reached the age of majority, illness, infirmity, or other incapacity, it may direct that payment be made directly for the benefit of such person or to any person selected by a Participating Employer to disburse it, whose receipt shall be a complete acquittance therefor. Such payments shall, to the extent thereof, discharge all liability of the Participating Employer.

7.5 Proof of Claim. As a condition of receiving benefits under the Plan, any person may be required to submit whatever proof the Plan Administrator may require either directly to the Plan Administrator or to any person delegated by it.

7.6 Status of Benefits. The Employer believes that this Plan is in compliance with section 125 of the Code and that it provides certain benefits to Employees which are tax free pursuant to other provisions of the Code. This Plan has not been submitted to the Internal Revenue Service for approval and thus there can be and is no assurance that intended tax benefits will be available. Any Participant, by accepting benefits under this Plan, agrees to be liable for any tax that may be imposed with respect to those benefits, plus any interest as may be imposed.

7.7 Applicable Law. The Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by any federal law.

7.8 Source of Benefits. The Participating Employer and any insurance company contracts purchased or held by a Participating Employer shall be the sole sources of benefits under the Plan. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Participating Employer upon termination of employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary.

7.9 No Reversion to Employer. At no time shall any part of Plan assets be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

7.10 Severability. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision had not been included.

7.11 Heirs and Assigns. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of all parties, including each Participant and Beneficiary.

7.12 Headings and Captions. The headings and captions set forth in the Plan are provided for convenience only, shall not be considered part of the Plan, and shall not be employed in construction of the Plan.

7.13 Information to be Furnished. Participants shall provide the Employer and/or Participating Employer with such information and shall complete and sign such forms and documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.





                                         Executed this 16 day of April, 1993.


ATTEST:                                  DEB SHOPS INC.




/s/ Warren Weiner                        By:
- ------------------------                   -------------------------------
Secretary                                  (Authorized Officer)

                                 DEB SHOPS INC.

                                   SCHEDULE A

                              SCHEDULE OF BENEFITS

MEDICAL PLAN

                                                                Employee Contributions*
                                                                         US                 US
                                                      Greater         Healthcare         Healthcare
                                   Blue Cross         Atlantic            PA                 NJ           Keystone
                                   ----------         --------        ----------         ----------       --------
Coverage Tiers
- ---------------

Employee Only                         **                **                **                 **              **
Subscriber & Child                    **                **                **                 **              **
Subscriber & Children                 **                **                **                 **              **
Subscriber & Spouse                   **                **                **                 **              **
Family                                **                **                **                 **              **






DENTAL PLAN

                                                        US
                                                    Healthcare
                                 Keystone               PA
                                 --------           ----------
Employee Only                      **                   **
Subscriber & Child/ren             **                   **
Subscriber & Spouse                **                   **
Family                             **                   **


 *  Per weekly pay

** The Employee contributions necessary to obtain the coverage options set forth in this Schedule A above will be communicated by the Employer to Eligible Employees upon commencement of participation and to Participants at the time of the Enrollment Period. The required Employee contribution amounts will be considered as the maximum elective Employee contributions necessary for participation in each Plan option above.

    Additionally, the medical and/or dental plans offered will depend upon the plan's availability in each location. Dental benefits are 100% employee contributions.

                                 DEB SHOPS INC.

                                   SCHEDULE A

                              SCHEDULE OF BENEFITS

                                 UNION EMPLOYEES


MEDICAL PLAN


                                                                Employee Contributions*
                                                                                        US
                                     Blue Cross        Blue Cross       Greater      Healthcare
                                       CMM             Traditional      Atlantic        PA            Keystone
                                     ----------        -----------      --------     ----------       --------
Coverage Tiers
- --------------

Employee Only                           **                 **              **            **              **
Subscriber & Child                      **                 **              **            **              **
Subscriber & Children                   **                 **              **            **              **
Subscriber & Spouse                     **                 **              **            **              **
Family                                  **                 **              **            **              **




DENTAL PLAN

                                                           US
                                                        Healthcare
                                     Keystone              PA
                                     --------           ----------
Employee Only                          **                  **
Subscriber & Child/ren                 **                  **
Subscriber & Spouse                    **                  **
Family                                 **                  **



 *  Per weekly pay

** The Employee contributions necessary to obtain the coverage options set forth in this Schedule A above will be communicated by the Employer to Eligible Employees upon commencement of participation and to Participants at the time of the Enrollment Period. The required Employee contribution amounts will be considered as the maximum elective Employee contributions necessary for participation in each Plan option above.

    Additionally, the medical and/or dental plans offered will depend upon the plan's availability in each location. Dental benefits are 100% employee contributions.

                                  AMENDMENT 1

                                                                EXHIBIT 10-19.1
                                                                ---------------


                                 DEB SHOPS, INC.
                             PREMIUM CONVERSION PLAN

       DEB SHOPS, INC., hereby adopts this amendment to the DEB SHOPS, INC. PREMIUM CONVERSION PLAN.

1. Section 1.10 of the Plan is hereby amended in its entirety to read as follows:

            "1.10 'Eligible Employee' shall mean any Employee other than a Highly Compensated Employee who is regularly scheduled to work for a Participating Employer."

2. Section 1.14 of the Plan is hereby amended in its entirety to read as follows:

            "1.14 Entry Date shall mean for salaried employees, Assistant Managers and union employees, the first day of the month coinciding with or following 90 days of continuous employment as an Eligible Employee. For all other em-ployees the Entry Date is the first day of the month coin-ciding with or following 180 days of continuous employment as an Eligible Employee. For all employees of Books Management, Inc. who are employed on October 20, 1995, Entry Date means October 20, 1995."

3. Section 1.16 of the Plan is hereby amended in its entirety to read as follows:

            "1.16 'Highly Compensated Employee' shall mean any Employee who is an officer, a shareholder owning more than five percent
                    (5%) of the voting power or value of all classes of stock of the Employer, highly compensated, or a spouse or dependent (within the meaning of Section 152 of the Code) of any individual described in the foregoing."

4.     The preceding amendments are effective as of October 20, 1995.

       IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Employer has caused the same to be executed by its duly authorized officers this 20th day of October, 1995.



                                         DEB SHOPS, INC.



                                         By:     /s/ Marvin Rounick
                                                -------------------------------
                                                President, Marvin Rounick



                                          Attest: /s/ Warren Weiner
                                                 ------------------------------
                                                 Secretary, Warren Weiner